SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
January 7, 2005	0-27812

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 7, 2005, Taxi Medallion Loan Trust I (the “Trust”), an indirect wholly-owned subsidiary of Medallion Financial Corp., entered into an amendment (the “Amendment”) which amends the Amended and Restated Loan and Security Agreement, dated September 12, 2003, (the “Loan Agreement”), by and between the Trust and Merrill Lynch Commercial Finance Corp. (“Merrill Lynch”). Under the terms of the Amendment, the credit facility contemplated by the Loan Agreement was increased to $325 million in commitment amount, the interest rate was reduced in certain instances, and the term of the Loan Agreement was extended to September 2006.

The summary of the Amendment is not complete and is qualified in its entirety by the terms and provisions of the Amendment and the Loan Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OPERATION.

In connection with the Amendment, on January 7, 2005, the Trust executed a certain Amended and Restated Promissory Note (the “Note”), in favor of Merrill Lynch, for $325 million in principal amount.

A copy of the Note is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

4.1	Amended and Restated Promissory Note, dated January 7, 2005, by Taxi Medallion Loan Trust I, in favor of Merrill Lynch Commercial Finance Corp.

10.1	Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated January 7, 2005, by and between Taxi Medallion Loan Trust I and Merrill Lynch Commercial Finance Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer
Date:	January 11, 2005

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Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Promissory Note, dated January 7, 2005, by Taxi Medallion Loan Trust I, in favor of Merrill Lynch Commercial Finance Corp.

10.1	Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated January 7, 2005, by and between Taxi Medallion Loan Trust I and Merrill Lynch Commercial Finance Corp.

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